EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned officers or directors of AMERICAN WOODMARK CORPORATION, a Virginia corporation (the “Corporation”), hereby constitute and appoint Kent B. Guichard and Jonathan H. Wolk as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering securities of the Corporation which may be issued pursuant to the Corporation’s 2011 Non-Employee Directors Equity Ownership Plan, with power to sign and file any amendment or amendments, including post-effective amendments thereto, with all exhibits thereto and any and all other documents in connection therewith, hereby granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 25th day of August, 2011.

Signature	Title(s)	Date

/s/Kent B. Guichard
Kent B. Guichard	Chairman and Chief Executive Officer	August 25, 2011
(Principal Executive Officer)

/s/Jonathan H. Wolk
Jonathan H. Wolk	Senior Vice President and Chief Financial Officer	August 25, 2011
(Principal Financial Officer and Principal Accounting Officer)

/s/William F. Brandt, Jr.
William F. Brandt, Jr.	Director	August 25, 2011

/s/Daniel T. Hendrix
Daniel T. Hendrix	Director	August 25, 2011

/s/Carol B. Moerdyk
Carol B. Moerdyk	Director	August 25, 2011

/s/Vance W. Tang
Vance W. Tang	Director	August 25, 2011

/s/James G. Davis, Jr.
James G. Davis, Jr.	Director	August 25, 2011

/s/Martha M. Dally
Martha M. Dally	Director	August 25, 2011

/s/Kent J. Hussey
Kent J. Hussey	Director	August 25, 2011

/s/Andrew B. Cogan
Andrew B. Cogan	Director	August 25, 2011